Berry Corporation Announces Finance Team Leadership Changes
DALLAS, Jan. 21, 2025 (GLOBE NEWSWIRE) — Berry Corporation (bry) (NASDAQ: BRY) (“Berry” or the “Company”) today announced the appointment of Jeff Magids as the Company’s Vice President, Chief Financial Officer, effective January 21, 2025. Mike Helm will continue in his position as Vice President, Chief Accounting Officer. Jeff’s extensive experience, including in finance, capital markets and M&A, enhances the Company’s financial and strategic leadership capabilities and underscores the Company’s focus on delivering sustainable, long-term growth and value creation.
“I am excited to welcome Jeff to the team. His experience is well aligned with our strategy and will help drive us forward as we focus on a disciplined approach to delivering sustainable, long-term growth and creating shareholder value while deleveraging and optimizing our balance sheet,” commented Fernando Araujo, Chief Executive Officer.
“On behalf of Berry’s Board of Directors and executive leadership team, I want to thank Mike for his dedication and ongoing contributions to our Company that have positioned us for sustained growth and long-term success. Mike has been instrumental in building and leading our finance and accounting teams and helping navigate the business through significant transitions. We are grateful for Mike’s ongoing support as we execute on our strategy,” Araujo concluded.
Jeff Magids has over 15 years of experience in the oil and gas industry, with a significant background in financial and strategic leadership. Mr. Magids most recently served as Vice President of Finance & Investor Relations at SilverBow Resources, Inc. (now Crescent Energy Company), where he was responsible for the finance, investor relations, treasury, and risk management functions. Prior to SilverBow, Mr. Magids served as a Senior Associate at Lime Rock Resources. Prior to that, Mr. Magids worked in the energy investment banking group at BMO Capital Markets. Mr. Magids started his career in the valuation advisory practice at Duff & Phelps (now Kroll). Mr. Magids holds a Bachelor of Business Administration in Finance from the University of Texas at Austin and a Master of Business Administration from Rice University.
Mr. Magids said, “I am excited to join Berry and to collaborate with the entire team to build on their track record of strong financial results and shareholder returns. With a world-class asset base in California and exciting growth opportunities in Utah’s emerging Uinta Basin, Berry is well positioned to advance its strategic goals. On top of these value creating catalysts, I look forward to helping drive the Company’s financial strategy, which is rooted in disciplined capital deployment that generates free cash flow while driving sustainable, long-term value for all of Berry’s stakeholders.”
About Berry Corporation (BRY)
Berry is a publicly traded (NASDAQ: BRY) western United States independent upstream energy company with a focus on onshore, low geologic risk, low decline, long-lived oil and gas reserves. We operate in two business segments: (i) exploration and production (“E&P”) and (ii) well servicing and abandonment. Our E&P assets are located in California and Utah, are characterized by high oil content and are predominantly located in rural areas with low population. Our California assets are in the San Joaquin basin (100% oil), while our Utah assets are in the Uinta basin (60% oil and 40% gas). We operate our well servicing and abandonment segment in California. More information can be found on the Company’s website at bry.com.

COMPANY CONTACT:
Todd Crabtree – Director, Investor Relations
ir@bry.com
(661) 616-3811

Forward Looking Statements
This news release contains forward-looking statements. Berry's management believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove correct. A number of factors could cause actual results to differ materially from the projections, anticipated results, or other expectations expressed in this news release. These factors include our ability to meet financial guidance or distribution expectations; our ability to safely and efficiently operate Berry's assets; the supply of, demand for, and price of oil, natural gas, NGLs, and related products or services; our capital program and development and production plans; potential acquisitions and other strategic opportunities; reserves; hedging activities; and the other factors described in the "Risk Factors" section of Berry's most-recent Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases. Berry undertakes no obligation to publicly update or revise any forward-looking statements.

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